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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 for the registration of 1,000,000 common shares pertaining to the ACR Group 401(k) Plan of our report dated May 25, 2000, with respect to the consolidated financial statements of ACR Group, Inc. included in the Company's Annual Report on Form 10-K for the year ended February 29, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
                                                               Ernst & Young LLP

Houston, Texas
December 1, 2000